UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K/A CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2006
MOLSON COORS BREWING COMPANY (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14829 (Commission File Number)	84-0178360 (IRS Employer Identification No.)
1555 Notre Dame Street East Montréal, Québec, Canada, H2L 2R5 1225 17th Street, Suite 3200 Denver, Colorado 80202 (Address of principal executive offices, including Zip Code)
(303) 277-6661 (Colorado) (514) 521-1786 (Québec) (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In the original 8-K filing, the footnotes to the chart below were inadvertently omitted. The complete text is presented here.

Item 1.01. Entry into a Material Definitive Agreement.

On March 16, 2006, the Board of Directors of Molson Coors Brewing Company (the "Company") approved the 2006 targets for the Molson Coors Incentive Plan ("MCIP") and the Long Term Incentive Plan ("LTIP"). On that date, the Board also approved the entire 2006 compensation package for the CEO.

Set forth in the table below are the 2005 bonus, 2006 salary and MCIP and LTIP grants for each current executive officer named in the Summary Compensation Table of the Company's 2005 Proxy Statement, for whom such amounts have been determined, and for Kevin Boyce, who became an executive officer of the Company in connection with the merger of Molson Inc. and the Adolph Coors Company in February, 2005 to form the Company, and Frits van Paasschen, who joined the Company as an executive officer in March, 2005.

Name	2005 Bonus	2006 Salary (1)	Long Term Compensation
			Options (2)	Performance Shares(3)	Restricted Stock Units(4)
W. Leo Kiely III, Chief Executive Officer	0	980,000	65,000	60,000	8,000
Timothy V. Wolf, Global Chief Financial Officer	0	546,000	25,000	17,900	3,300
Kevin Boyce, President, Molson Canada	478,706	593,000	20,000	17,900	3,000
Peter Swinburn, President, Coors Brewers Limited	347,094	580,000	23,000	17,900	3,000
Frits van Paasschen President, Coors Brewing Company	781,250	644,000	23,000	17,900	3,000

(1) Each officer is also entitled to earn an annual bonus in a target amount equal to 100% of a base salary in the case of Mr. Kiely and 75% of base salary in the case of each of the other identified individuals. The amount of bonus that will actually be paid will depend on the pre-tax earnings of the Company in the case of Mr. Kiely, pre-tax earnings and cash flows of the Company in the case of Mr. Wolf, and EBIT of the respective business units in the case of Messrs Boyce, Swinburn and van Paasshen.

(2) Options represent the right to purchase one share of the Company's Class B Common Stock for each option granted, at a price equal to the fair market value of the Class B Common Stock on the date of grant. Option grants vest in three equal annual installments from the date of grant.

(3) Performance Shares represent shares of the Company's Class B Common Stock and vest in two to five years subject to the Company's achievement of target EBIT.

(4) Restricted Stock Units represent shares of the Company's Class B Common Stock and vest on the third anniversary of the date of grant.

On March 21, 2006, the Company issued 150,000 limited stock appreciation rights ("LOSARS") to Frits van Paasschen, the President of Coors Brewing Company. The LOSARS rectify a monetary loss that Mr. van Paasshen experienced when, at the Company's request, he commenced employment with the Company two months earlier than initially agreed (March 2005 rather than May 2005). As a consequence of Mr. van Paasschen joining the Company earlier, stock options that the Company granted him at the outset of his employment, and as an inducement to join the Company, had less value because the stock price in March 2005 exceeeded the stock price in May 2005. Upon exercise, the LOSARS entitle Mr. van Paasschen to receive shares of the Company's Class B Common Stock with a fair market value equal to the excess of the trading price of such shares on the date of exercise (up to a ceiling of $77.20) over $70.01 (the trading price on the date of grant). The Company also issued Mr. van Paasschen, Restricted Stock Units with a value equal to $1,165,500. These Restricted Stock Units vest on the third anniversary of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

_ /s/ Samuel D. Walker______

Name: Samuel D. Walker

Title: Chief Legal Officer

Date: March 22, 2006